Exhibit 10.8.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) is made and entered into as of January 29, 2008 (the “Effective Date”) between the FEDERAL HOME LOAN BANK OF CHICAGO (the “Company”) and J. MIKESELL THOMAS (the “Executive”).

RECITALS:

A. The Company and the Executive are parties to that certain Employment Agreement dated as of August 30, 2004 (the “Agreement”); and

B. The parties wish to amend the Agreement in one respect.

NOW, THEREFORE, in consideration of the premises and the continuing covenants and agreements of the parties, it is agreed as follows:

1. Section 4(b) of the Agreement is amended in its entirety to read as follows:

(b) Bonus Programs. The Executive shall participate in the President’s Incentive Compensation Plan and Long Term Incentive Plan, with a minimum total incentive compensation during each of calendar years 2004, 2005, and 2006 equal to 100% of the Executive’s Base Salary for each such calendar year (pro rated for any partial calendar years). The Executive’s maximum total incentive compensation will be 125% of the Executive’s Base Salary for each such calendar year (pro rated for any partial calendar years). Notwithstanding any provision to the contrary contained in the President’s Incentive Compensation Plan or elsewhere, for calendar year 2007, the Executive’s total incentive compensation award shall be $300,000.00. Beginning January 1, 2008, the Executive’s total incentive compensation target for each calendar year will not be less than 74% of his Base Salary. The Executive shall be paid his annual bonus (minimum total incentive compensation and/or any other bonus amounts) no later than the date when annual bonuses shall be paid to other senior executives of the Company.

2. Except as amended by this document, the Agreement, shall remain in full force and effect and is hereby ratified, approved, and confirmed in all respects.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

FEDERAL HOME LOAN BANK OF CHICAGO		EXECUTIVE

By:	/s/ P. David Kuhl		/s/ J. Mikesell Thomas
Name:	P. David Kuhl	Name:	J. Mikesell Thomas
Title:	Chairman of the Board of Directors	Title:	President & CEO

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